UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 17, 2021

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Corporate Circle, Suite 200, Golden, CO 80401

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported in the Current Reports on Form 8-K filed May 12, 2020 by Good Times Restaurants, Inc. (the “Company”), on May 7, 2020, the Company, and three of its wholly-owned subsidiaries, Bad Daddy’s International, LLC (“BDI”), Good Times Drive-Thru Inc. (“GDT”) and BD of Colorado, LLC (“BD of Colorado”), entered into unsecured loans (the “Loans”) with Cadence Bank, N.A. (the “Lender”) pursuant to the Paycheck Protection Program (the “PPP”), which is sponsored by the Small Business Administration (the “SBA”).

As previously reported, on June 12, 2021, the Company received confirmation from the Lender that the SBA approved the Company’s PPP Loan forgiveness application for the PPP Loans to the Company

, BDI and GDT. On June 17, 2021 the Company received confirmation from the Lender that the SBA approved the PPP Loan forgiveness application for the PPP Loan to BD of Colorado in the amount of $3,743,750.33 (including accrued interest). The balance on all of the Company and its subsidiaries’ PPP Loans is now zero.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibits are filed as part of this report:

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:	June 21, 2021	By:
Ryan M. Zink
Chief Executive Officer

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